Report of Independent
 Registered Public Accounting Firm

To the Shareholders
and Board of Directors of
Federated Intermediate Government Fund, Inc:

In planning and performing
 our audit of the financial
statements of Federated
Intermediate Government Fund,
Inc. (the "Fund") as of and
for the year ended February
28, 2011, in accordance with
the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Fund's internal
control over financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing
procedures for the purpose
of expressing our opinion on
the financial statements and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
 of the Fund's internal control
over financial reporting.
Accordingly, we express
no such opinion.

The management of the
Fund is responsible for
establishing and maintaining
effective
internal control over
financial reporting. In
fulfilling this responsibility,
estimates and
judgments by management
are required to assess
the expected benefits
and related costs
of controls. A company's
internal control over
financial reporting is
a process designed to
provide reasonable
assurance regarding the
reliability of financial
 reporting and the
preparation of financial
statements for external
purposes in accordance
with generally
accepted accounting principles.
A company's internal
control over financial
reporting
includes those policies
and procedures that (1)
pertain to the maintenance
of records that,
in reasonable detail,
accurately and fairly
reflect the transactions
and dispositions of the
assets of the company;
(2) provide reasonable
assurance that
transactions are
recorded as
necessary to permit
preparation of financial
 statements in
accordance with generally
accepted accounting
principles, and that
receipts and expenditures
of the company are
being made only in
accordance with authorizations
of management and directors of the
company; and (3)
provide reasonable assurance
regarding prevention or timely
detection
of unauthorized acquisition,
use or disposition of a company's
assets that could have a
material effect on the financial
statements.

Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness
to
future periods are subject
to the risk that controls
may become inadequate because
of
changes in conditions, or
that the degree of compliance
with the policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or
operation of a control
does not allow management
 or employees, in the normal
course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis.
A material weakness is a
deficiency, or a combination
of deficiencies, in internal
control
over financial reporting,
such that there is a
reasonable possibility that
a material
misstatement of the company's
annual or interim financial
 statements will not be
prevented or detected on a
timely basis.



Our consideration of the
Fund's internal control
over financial reporting was
for the
limited purpose described
in the first paragraph and
 would not necessarily disclose
all
deficiencies in internal
control that might be
material weaknesses under
standards
established by the Public
Company Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Fund's internal control over
 financial reporting
and its operation,
including controls over
safeguarding securities
that we consider to be a
material weakness as
 defined above as of
 February 28, 2011.

This report is intended
solely for the information
and use of management and
the Board
of Directors of the Fund
and the Securities and
Exchange Commission and
 is not
intended to be, and should
not be, used by anyone other
 than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
April 25, 2011